Exhibit 3.1

SIXTH AMENDED AND RESTATED BYLAWS
OF
WORLD ACCEPTANCE CORPORATION
(Revised as of August 30, 2017)

Article I.
OFFICES
Section 1.Principal Office
The principal office of the corporation shall be located at 108 Frederick Street, Greenville, South Carolina, or at such other location as may from time to time be approved by the corporation’s Board of Directors.
Section 2.Registered Office
The registered office of the corporation required by law to be maintained in the State of South Carolina may be, but need not be, identical with the principal office.
Section 3.Other Offices
The corporation may have offices at such other places, either within or without the State of South Carolina, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.
Article II.
MEETINGS OF SHAREHOLDERS
Section 1.Place of Meetings
All meetings of shareholders shall be held at the principal office of the corporation, or at such other place, either within or without the State of South Carolina, as shall be designated by the Board of Directors.
Section 2.Annual Meetings
The annual meeting of shareholders for the election of directors and the transaction of other business shall be held in August of each year on any day (except a Saturday, Sunday or legal holiday) in that month as determined by the Board of Directors, or on such other date as the Board of Directors may from time to time otherwise determine. No business (including nominations) shall be transacted at an annual meeting of shareholders, except such business as shall be (a) specified in the notice of meeting given as provided in Section 5 of this Article II, (b) otherwise brought before the meeting by or at the direction of the Board, or (c) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting, in compliance with the procedure set forth in this Section 2.
For nominations or other business to be brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder of record must have timely given written notice thereof to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to, or mailed to and received at, the principal office of the corporation by the close of business no less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. For purposes of this Article II, the term “close of business” means 5:00 p.m. local time at the principal office of the corporation on any calendar day, whether or not the day is a business day.
Such shareholder notice shall set forth:
A.as to each person proposed to be nominated for election or reelection as a director by the shareholder(s), all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to serving as a director if elected; provided that, in addition to the information required in the notice pursuant to this Section 2, the corporation may require such other information as may reasonably be required by the corporation to determine the proposed nominee’s eligibility to qualify and serve as a director of the corporation, including information relevant to a determination as to whether such proposed nominee can be considered an independent director of the corporation;
B.as to any other business proposed to be brought before the meeting by the shareholder(s), a brief description of such business (including the text of any resolutions and any amendment to any corporation document proposed for consideration), the reasons for conducting such business at the meeting, any material interest in such business of such shareholder(s) and the beneficial owner(s), if any, on whose behalf the proposal is made, and a description of all agreements, arrangements, and understandings between such shareholder(s) and beneficial owners(s), if any, and any other person or persons (including their names) in connection with the proposal of such business by the shareholder(s); and
C.as to the shareholder(s) giving the notice and the beneficial owner(s), if any, on whose behalf the proposed nomination or proposal of other business is made (each, a “party”):
(i) the name and address of such party,
(ii) the number of shares of the corporation’s common stock that are held of record or are beneficially owned by such party and, if any such party is an entity, by each director, executive officer, managing member, general partner, or control person of such entity (any such person, a “control person”),
(iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares capital stock of the corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party and each control person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock of the corporation,
(iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the corporation,
(v) any short interest or other borrowing arrangement in any security of the corporation held by each such party (for purposes of this clause (C)(v), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security),
(vi) a representation by each such shareholder that such shareholder is a holder of record of common stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such proposed nomination or proposal of other business before the meeting,
(vii) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation), and
(viii)    a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations for election as directors, at least the percentage of voting power of all of the shares of capital stock of the corporation reasonably believed by the party to be sufficient to elect the persons proposed to be nominated by the shareholder(s) of record.
In the event that any information or communication required under clauses (C)(ii) through (C)(v) of this Section 2 is not, when provided, or thereafter ceases to be true, correct, and complete, such party shall notify the Secretary and disclose such information that is required to make such information or communication true, correct, and complete as of the record date and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such notification shall be delivered to, or mailed and received by, the Secretary of the corporation at the principal office of the corporation not later than five (5) business days after the record date (in the case of a notification required to be made as of the record date) and not later than five (5) business days prior to the date for the meeting or any adjournment or postponement thereof, if practicable or, if not practicable, on the first practicable date prior to the date for the meeting or any adjournment or postponement thereof (in the case of a notification required to be as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
If a shareholder does not appear at, or send a qualified representative to, an annual meeting to present the matter(s) (including nominations) proposed to be voted on at the meeting, the corporation need not present the matter(s) at the annual meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation. Notwithstanding anything in these bylaws to the contrary, no business (including nominations) shall be conducted at an annual meeting except in accordance with the provisions set forth in this Section 2 of this Article II. Clause (c) of this Section 2 shall be the exclusive means for a shareholder to make director nominations or to propose other business (other than a proposal included in the corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange Act). A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a shareholder of record in accordance with the procedure in this Section 2 of this Article II; or (ii) the person is nominated by or at the direction of the Board of Directors. If the Board or the chairman of the annual meeting determines that any business was not properly brought before the meeting in accordance with provisions prescribed by these bylaws, the chairman of the meeting shall have the power to so declare at the meeting and, to the extent permitted by law, to declare that any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.
Section 3.Substitute Annual Meeting
If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.
Section 4.Special Meetings
Special meetings of the shareholders may be called at any time by the Chief Executive Officer or by resolution of the Board of Directors of the corporation, and shall be called by the Secretary upon the valid written request of one or more shareholders holding shares of record of the corporation’s common stock representing in the aggregate at least ten (10) percent (the “Requisite Percentage”) of the then outstanding shares of the corporation’s common stock entitled to vote on the matter(s) proposed to be voted on at such meeting (each, a “Requesting Shareholder”). Such special meeting shall be held at such time and at such place within or without the State of South Carolina as may be fixed by the Chief Executive Officer, in the case of meetings called by the Chief Executive Officer, or by resolution of the Board, in the case of meetings called by the Board; and any meeting called at the valid request of the Requesting Shareholder(s) pursuant to this Section 4 shall be held at such date, time, and place as may be fixed by the Board, provided that the date of such special meeting shall not be more than ninety (90) days after the receipt by the Secretary of such request. To be valid, the request or requests must (i) be written, (ii) be delivered to the Secretary at the corporation’s principal executive office (the date on which the Secretary receives the request is the “Delivery Date”), (iii) include the specific purpose(s) of the special meeting of shareholders and the specific matter(s) proposed to be voted on at the special meeting, (iv) include the information required by Section 2 of Article II of these bylaws, (v) include documentary evidence that the Requesting Shareholder(s) own the Requisite Percentage on the Delivery Date, (vi) include a certification that each such Requesting Shareholder will continue to hold at least the number of shares of common stock set forth in the request with respect to each such Requesting Shareholder through the date of the special meeting, and (vii) be signed and dated by the Requesting Shareholder(s) or a duly authorized agent of such Requesting Shareholder(s). If the Requesting Shareholder(s) are not holders of record of the shares representing the Requisite Percentage, then the documentary evidence required by clause (v) of this Section 4 must also include proof that the beneficial owners on whose behalf the request(s) are made beneficially own the Requisite Percentage on the Delivery Date in order for the request to be valid.
Any Requesting Shareholder who submitted a written request for a special meeting of shareholders may revoke that written request at any time by delivering a written revocation to the Secretary at the corporation’s principal executive office. The failure of any Requesting Shareholder to appear at the special meeting of shareholders or to send a qualified representative to the special meeting of shareholders to present such matter(s) to be voted on at the special meeting of shareholders shall also constitute a revocation of such request. If there is more than one Requesting Shareholder and the revocation or deemed revocation by one or more Requesting Shareholders causes the remaining Requesting Shareholders to hold in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting. If none of the Requesting Shareholder(s) appears or sends a qualified representative to the special meeting, the corporation need not present the matter(s) requested by the Requesting Shareholder(s) at the special meeting.
The corporation is not required to call a special meeting of shareholders pursuant to this Section 4 with respect to any matter if (A) the Delivery Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (B) an identical or substantially similar matter was included on the agenda of any annual or special meeting of shareholders held within one hundred twenty (120) days prior to the Delivery Date or will be included on the agenda at an annual or special meeting to be held within ninety (90) days after the Delivery Date (and for purposes of this clause (B), the nomination, election or removal of directors, changing the size of the Board of Directors, and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors shall be considered an identical or substantially similar matter with respect to all matters involving nomination, election or removal of directors, changing the size of the Board of Directors, and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), (C) the purpose of the special meeting of shareholders is unlawful, or (D) the written request for a special meeting of shareholders itself, including the item(s) of business proposed, violated applicable law(s) or failed to comply with this Section 4.
In no event shall an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described in this Section 4. The business conducted at the special meeting of shareholders called in accordance with this Section 4 shall be limited to the business set forth in the notice of the special meeting; provided, however, that the Board of Directors may submit additional matters to the shareholders at the meeting by including those matters in the notice of the special meeting of shareholders.
Section 5.Notice of Meetings
Written or printed notice stating the time and place of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of any shareholders’ meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the Board of Directors, or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at such shareholder’s address as it appears on the record of shareholders of the corporation, with postage thereon prepaid.
In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement is required by the provisions of the South Carolina Business Corporation Act or other applicable law, regulation or exchange rule.
When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken unless a new record date is fixed for the meeting.
Section 6.Voting Lists
Not later than five (5) business days following the date on which notice of a meeting of shareholders is given, the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and number of shares held by each, which list shall be kept on file at the principal office of the corporation for a period of ten (10) days prior to such meeting, and shall be subject to inspection by any shareholder at any time during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting or any adjournment thereof.
Section 7.Quorum
A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.
The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the chairman of the meeting or by a vote of the majority of the shares voting on the motion to adjourn; and at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.
Section 8.Proxies
Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by such shareholder’s duly authorized attorney-in-fact. A proxy is not valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting, but no proxy shall be valid after ten years from the date of its execution.
Section 9.Voting of Shares

Each outstanding share of the corporation’s stock shall be entitled to vote on each matter submitted to a vote at a meeting of shareholders as provided in the corporation’s articles of incorporation, these bylaws or by law.
Except in the election of directors as governed by the provisions of Section 3 of Article III, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the articles of incorporation or bylaws of this corporation.
Article III.
BOARD OF DIRECTORS
Section 1.General Powers
The business and affairs of the corporation shall be managed by its Board of Directors.
Section 2.Number, Term and Qualifications
The number of directors constituting the Board of Directors shall be not less than five (5) nor more than fifteen (15). The number of directors shall be fixed from time to time by a resolution of the majority of the board of directors or by a resolution of the shareholders at any meeting; but in the absences of such resolution, the number of directors elected at the meeting shall constitute the number of directors of the corporation until the next annual meeting of the shareholders, unless the number is changed prior to such meeting in the manner set forth above. Each director shall hold office from the time of his or her election and qualification until the annual meeting of shareholders next succeeding his or her election and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation or removal. Directors need not be residents of the state of South Carolina or shareholders of the corporation.
Section 3.Election of Directors
Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to be elected as directors at an annual meeting, or at a special meeting of shareholders called for that purpose. Nomination for election to the Board shall be made by or at the direction of the Board. Nomination for election of any person to the Board may also be made by one or more shareholders at any annual meeting, in accordance with Section 2 of Article II, and at a special meeting of shareholders called for that purpose, if made in accordance with Section 2 of Article II. When a quorum is present at a meeting, all elections of directors shall be determined by a plurality of the votes cast.
Section 4.Removal
Any director may be removed at any time with or without cause by a vote of the shareholders holding a majority of the outstanding shares entitled to vote at an election of directors. However, unless the entire Board is removed, an individual director shall not be removed when the number of shares voting against the proposal for removal would be sufficient to elect a director if such shares could be voted cumulatively at an annual election. If any directors are so removed, new directors may be elected at the same meeting or the vacancies caused by such removal may be filled by the directors as provided in Section 5 of this Article III.
Section 5.Vacancies
Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum, or by the sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office or, if earlier, a term that expires at the next shareholders’ meeting at which directors are elected.
Section 6.Chairman of Board
There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.
Section 7.Compensation
The Board of Directors may compensate directors for their services as such and may provide for the payment of any or all expenses incurred by directors in attending regular and special meetings of the Board.
Article IV.
MEETINGS OF DIRECTORS
Section 1.Regular Meetings
A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of South Carolina, for the holding of additional regular meetings.
Section 2.Special Meetings

Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any two directors. Such a meeting may be held either within or without the State of South Carolina, as fixed by the person or persons calling the meeting.
Section 3.Notice of Meetings
Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least twelve (12) hours before the meeting, give notice thereof by any usual means of communication (including, without limitation, by telephone, facsimile transmission, or electronic mail). Such notice need not specify the purpose for which the meeting is called.
Section 4.Waiver of Notice
Any director may waive notice of any meeting. The attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
Section 5.Quorum
The presence of a majority of the full Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.
Section 6.Manner of Acting
Except as otherwise provided in these bylaws, in the articles of incorporation or by law, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 7.Presumption of Assent
A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her contrary vote is recorded or his or her dissent is otherwise entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
Section 8.Informal Action by Directors
Action may be taken by the Board of Directors, or a committee thereof, without a meeting if all members consent thereto in writing or provide assent by electronic transmission, and the writings or electronic transmissions are filed with the minutes of the proceedings of the Board.
Section 9.Meeting by Use of Conference Telephone.
Any one or more directors or members of a committee may participate in a meeting of the Board of Directors or any of its committees by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10. Committees of the Board of Directors.
There are hereby designated three standing committees of the Board of Directors: Audit and Compliance Committee, Compensation and Stock Option Committee, and Nominating and Corporate Governance Committee. The Board of Directors shall adopt a written charter for each such standing committee addressing its purpose, responsibilities, powers, authority, and any other matter required by law. In addition to the standing committees, the Board of Directors may from time to time designate additional committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect the director or directors to serve as the member or members of each such committee, designating the chair of each such committee and, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of each such committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Article V.
OFFICERS

Section 1.Officers of the Corporation
The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.
Section 2.Election and Term
The officers of the corporation shall be elected by the Board of Directors and each officer shall hold office until his or her death, resignation, retirement, removal, disqualification or his or her successor shall have been elected and qualified.
Section 3.Compensation of Officers
The compensation of all officers of the corporation shall be fixed by the Board of Directors, a duly authorized committee of the Board of Directors, or by such officers as may be designated by resolution of the Board of Directors.
Section 4.Removal
Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.
Section 5.Chief Executive Officer
Subject to the direction and control of the Board of Directors, the Chief Executive Officer shall be the principal executive officer of the corporation, shall supervise and control the management of the corporation and shall have such duties and authority as are normally incident to the position of chief executive officer of a corporation and such other duties and authority as may be prescribed from time to time by the Board of Directors.
Section 6.President
Subject to the direction and control of the Board of Directors and the Chief Executive Officer (if another officer shall be the Chief Executive Officer), the President shall be the chief operating and administrative officer of the corporation (in the absence of the delegation of such duties to another officer by the Board of Directors), with general responsibility for the management and control of the operations and administration of the corporation, and shall perform all duties and have all powers which are commonly incident to the office of president and such other duties and authority as may be prescribed from time to time by the Board of Directors. In the absence or disability of the Chief Executive Officer (if another officer shall be the Chief Executive Officer), the President shall have the authority and perform the duties of said office, subject to the direction and control, or other designation, of the Board of Directors.
Section 7.Vice Presidents
The Vice President, and if there be more than one, the Executive Vice President or other Vice President designated by the Board of Directors, shall, in the absence or disability of the President, have the authority and perform the duties of said office. In addition, each Vice President shall perform such other duties and have such other powers as are normally incident to the office of Vice President or as shall be prescribed by the Chief Executive Officer, the President, or the Board of Directors. The title of any Vice President may, but need not, include any additional designation descriptive of such officer’s duties as the Board of Directors may prescribe.
Section 8.Secretary
The Secretary shall have the responsibility and authority to maintain and authenticate the records of the corporation; shall keep, or cause to be kept, accurate records of the acts and proceedings of all meetings of shareholders, directors and committees; shall give, or cause to be given, all notices required by law and by these bylaws (unless otherwise specified herein); shall have general charge of the corporate books and records and of the corporate seal, and shall affix the corporate seal to any lawfully executed instrument requiring it; shall have general charge of the stock transfer books of the corporation and shall keep, or cause to be kept, all records of shareholders as are required by applicable law or these bylaws; shall sign such instruments as may require the signature of the Secretary; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the President, or the Board of Directors.

Section 9.Treasurer
The Treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors; shall keep, or cause to be kept, full and accurate accounts of the finances of the corporation in books especially provided for that purpose, and shall generally have charge over the corporation’s accounting and financial records; shall cause a true statement of its assets and liabilities as of the close of each fiscal year, and of the results of its operations and of cash flows for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made as soon as practicable after the end of such fiscal year. The Treasurer shall also prepare and file, or cause to be prepared and filed, all reports and returns required by Federal, State or local law and shall generally perform all other duties incident to the office of Treasurer and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the President, or the Board of Directors.
Section 10. Assistant Secretaries and Assistant Treasurers
The Assistant Secretaries and Assistant Treasurers, if any, shall, in the absence or disability of the Secretary or the Treasurer, respectively, have all the powers and perform all of the duties of those offices, and they shall in general perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the President, or the Board of Directors.
Article VI.
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1.Contracts
The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
Section 2.Loans
No loans shall be obtained on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
Section 3.Checks and Drafts
All checks, drafts or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors or by any officer or officers so authorized by the Board of Directors.
Section 4.Deposits
All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as selected by the Board of Directors or by any officer or officers so authorized by the Board of Directors.
Article VII.
CERTIFICATES FOR SHARES AND THEIR TRANSFER
Section 1.Certificates for Shares
The shares of the corporation may be represented by certificates in such form as shall be determined by the Board of Directors. Certificates, if any, shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer. Any certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the corporation. Notwithstanding the foregoing, the Board of Directors may provide that some, any or all of any classes or series of the corporation’s shares be represented by uncertificated shares.
Section 2.Transfer of Shares
Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares.
Section 3.Lost Certificate
The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the certificate of stock to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or such owner’s legal representative, give the corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.
Section 4.Record Date
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolutions fixing the record date are adopted and which record date shall not be more than seventy (70) days nor less than ten (10) days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.
If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.
A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
Section 5.Holder of Record
The corporation may treat as absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate except that any person furnishing to the corporation proof of such person’s appointment as a fiduciary shall be treated as if he were a holder of record of its shares.
Article VIII.
GENERAL PROVISIONS
Section 1.Dividends
The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its articles of incorporation.
Section 2.Seal
The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the corporation.
Section 3.Waiver of Notice
Whenever any notice is required to be given to any shareholder or director by law, by the articles of incorporation or by these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice, provided that the waiver is included in the minutes or filed with the corporate records.
Section 4.Indemnification
Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person for whom he or she is a representative) is or was a director or an officer of the corporation or is or was serving at the request of the corporation in any position or capacity for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an “indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent permitted by South Carolina law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such indemnitee in connection therewith.

Section 5.Right to Advancement of Expenses.
In addition to the right to indemnification conferred in Section 4 of this Article VIII, the corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by that such indemnitee is not entitled to be indemnified for such expenses under Section 4 of this Article VIII or otherwise.

Section 6.Non-Exclusivity of Rights.
The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the corporation’s Articles of Incorporation, bylaws, agreement, vote of stockholders or directors, or otherwise.

Section 7. Nature of Rights.
The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer of the corporation and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Any amendment, alteration, or repeal of this Article VIII that adversely affects any right of an indemnitee or such indemnitee’s successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 8. Fiscal Year
The fiscal year of the corporation shall be fixed by the Board of Directors.
Section 9. Amendments
Except as otherwise provided herein or by applicable law, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.
The Board of Directors shall have no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except as in accordance with the corporation’s articles of incorporation or as required by law; (2) providing for the management of the corporation otherwise than by the Board of Directors or its committees; (3) increasing or decreasing the number of directors beyond the range set forth in Article III, Section 2 hereof; or (4) classifying and staggering the election of directors.
No bylaw adopted or amended by the shareholders shall be altered or repealed by the Board of Directors.